U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 29, 2011

THERMODYNETICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-10707	06-1042505
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

860-683-2005
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Thermodynetics, Inc.	Page 2	Form 8-K

Section 8 - Other Events

Item 8.01 Other Events.

The Board of Directors of Thermodynetics has approved the distribution of a dividend to shareholders of record on July 15, 2011 in a spin-off transaction.  Those shareholders who are owners of at least 1,000 shares of Thermodynetics common stock are receiving shares of TPI Systems, Inc. ("TPI") on a one-for-one (1:1) pro rata basis.  All other Thermodynetics shareholders, being those holding less than 1,000 shares of Thermodynetics, are receiving a distribution of $0.0002 per share for each of the shares, pro rata, they owned of Thermodynetics as of the record date.  There is no effect on any holdings in Thermodynetics.

The dividend in stock will equal at least 80% and no more than 85% of the now outstanding shares of TPI, and the parent is retaining the remaining shares.

TPI has nominal assets and therefore the shares have nominal value and have been valued by the Thermodynetics Board of Directors at $0.0002 per share.

The TPI shares will not trade since no registration or claim for exemption permitting trading has been made to the U.S. Securities and Exchange Commission (the "SEC") or any state securities administrator; at this time there are no plans to seek such classification.  The shares are classified as restricted shares and a restrictive stock legend has been imprinted on the certificates that are being distributed; stop transfer instructions have been issued to TPI’s transfer agent.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit 20.1                      The proposed letter to shareholders is attached as Exhibit 20.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.

By: /s/ Robert A. Lerman
Robert A. Lerman, President

Date: July 5, 2011